Exhibit 10.1
Century Aluminum Company

AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

(as amended and restated May 27, 2009)

I.	PURPOSES AND SCOPE OF PLAN

Century Aluminum Company (the “Company”) desires to afford certain salaried officers and other salaried key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons interest in and a greater concern for the welfare of the Company.  Non-employee Directors (as hereinafter defined) are also eligible to participate in the Amended and Restated 1996 Stock Incentive Plan (the “Plan”), which enables the Company to attract and retain outside directors of the highest caliber and experience and to provide an incentive for such directors to increase their proprietary interest in the Company’s long-term success.  These objectives will be promoted through the granting to such key employees and Non-employee Directors of equity instruments including (i) incentive stock options (“Incentive Options”) which are intended to qualify under Section 422 (or any successor provision) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) options which are not intended to so qualify (“NQSOs”); and (iii) performance shares or performance share units (collectively, “Performance Shares”).

The awards offered to employees pursuant to this Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

II.	AMOUNT OF STOCK SUBJECT TO THE PLAN

The total number of shares of common stock, $0.01 par value, per share, of the Company, or any other security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to below in this Article II (the “Shares”) reserved and available for distribution pursuant to options and awards granted hereunder shall not exceed, in the aggregate, 10,000,000 (which consists of those Shares that were previously authorized and 5,000,000 Shares that are being added as part of this amendment and restatement), subject to adjustment as described below.  All Shares available for distribution under the Plan may be issued pursuant to Incentive Options, NQSOs or Performance Shares or a combination of the foregoing.

Shares which may be acquired under the Plan may be either shares of original issuance or treasury shares, or both, at the discretion of the Company.  Whenever any outstanding option or award or portion thereof expires, is canceled, is forfeited or is otherwise terminated without having been exercised or without having fully vested, or the underlying Shares are unissued for any reason, including those withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an award, the Shares allocable to the expired, canceled, forfeited or otherwise terminated portion of the option or award, and any Shares withheld by or surrendered to the Company, may again be the subject of options or awards granted hereunder.  In addition, any Shares which are available or become available for grant under the Company’s Non-Employee Directors Plan on or after July 1, 2005 shall be available for grant under this Plan.

Upon any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, split-off, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of Shares reserved for issuance under the Plan, the number and option price of Shares subject to outstanding options, the financial performance objectives contained in a Performance Share award, the number of Shares subject to a Performance Share award and any other characteristics or terms of the options and awards as the Board of Directors (as hereinafter defined) or the Committee (as hereinafter defined), as the case may be, shall deem necessary or appropriate to reflect equitably the effects of such changes to the holders of options and awards, shall be appropriately substituted for new shares or other consideration, or otherwise adjusted, as determined by the Board of Directors or the Committee, as the case may be, in its discretion.  Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) (or any successor provision) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 (or any successor provision) of the Code without the consent of the grantee.

III.	ADMINISTRATION

The Compensation Committee (the “Committee”) will have the authority to administer the Plan, provided that the full Board of Directors of the Company (the “Board of Directors”), at its sole discretion, may exercise any authority granted to the Committee under this Plan.  The Committee shall consist of no fewer than two members of the Board of Directors, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 or any successor rule or regulation (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Committee shall administer the Plan so as to comply at all times with Rule 16b-3.  A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee.  Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by a majority of the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by a majority of the Board of Directors.  The Board of Directors or the Committee may delegate to an officer of the Company the authority to make grants hereunder to persons who are not subject to Section 16 of the Exchange Act, provided such authority is limited as to time, aggregate and individual award amounts and/or such other provisions as the Board of Directors or Committee deems necessary or desirable.
Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to (i) select as recipients of options or awards (a) employees of the Company and its subsidiaries and (b) members of the Board of Directors who are not employees of the Company (“Non-employee Directors”); (ii) determine the number and type of options or awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any options or awards granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any option or award granted and any agreements relating thereto; (vi) otherwise supervise the administration of the Plan; and (vii) establish sub-plans with such terms as the Board of Directors or the Committee, as the case may be, deems necessary or desirable to comply with, or to qualify for preferred tax treatment under the laws, rules and regulations of any jurisdiction outside of the United States.

The determination of the Board of Directors or the Committee, as the case may be, on matters referred to in this Article III shall be conclusive.

The Board of Directors or the Committee, as the case may be, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.  No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option or award granted hereunder.

The Company shall indemnify each member of the Board of Directors or the Committee, as the case may be, for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of, or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

IV.	ELIGIBILITY

Options and Performance Share awards may be granted only to:  (i) certain salaried officers and other salaried key employees of the Company and its subsidiaries, and (ii) Non-employee Directors; provided, that no person shall be eligible for any award if the granting of such award to such person would prevent the satisfaction by the Plan of the general exemptive conditions of Rule 16b-3.  In no event may any eligible person be granted or awarded options and Performance Shares covering, in the aggregate, more than 1,200,000 Shares, or 1,500,000 Shares in the case of a newly hired person (subject to adjustment as described in Article II above), in any fiscal year of the Company.

V.	STOCK OPTIONS

1.      General.  Options may be granted alone or in addition to other awards granted under the Plan.  Any options granted under the Plan shall be in such form as the Board of Directors or the Committee, as the case may be, may from time to time approve and the provisions of the option grants need not be the same with respect to each optionee.  Options granted under the Plan may be either Incentive Options or NQSOs.  The Board of Directors or the Committee, as the case may be, may grant to any optionee Incentive Options, NQSOs or a combination of the foregoing; provided that options granted to Non-employee Directors may only be NQSOs.

Options granted under the Plan shall be subject to the terms and conditions of the Plan and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Board of Directors or the Committee, as the case may be, deems appropriate.  Each option grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Board of Directors or the Committee, as the case may be, and accepted by the optionee, which agreement may be in an electronic medium.  Such agreement shall describe the options and state that such options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve.

2.      Exercise Price and Payment.  The price per Share under any option granted hereunder shall be such amount as the Board of Directors or the Committee, as the case may be, shall determine, provided, however, that such price shall not be less than 100% of the fair market value of the Shares subject to such option, as determined below, at the date the option is granted (110% in the case of an Incentive Option granted to any person who, at the time the option is granted, owns stock of the Company or any subsidiary or parent of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent of the Company (a “10% Shareholder”)).

If the Shares are listed on the NASDAQ Global Select Market on the date any option is granted, the fair market value per Share shall be deemed to be the closing price of the Shares on such exchange on the date upon which the option is granted, or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed.  If the Shares are not traded on any given date, or the national securities exchange on which the Shares are traded is not open for business on such date, the fair market value per Share shall be the closing price of the Shares determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded.  If the Shares are listed on more than one national securities exchange in the United States on the date any such option is granted, the Board of Directors or the Committee, as the case may be, shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.  If the Shares are not listed on a national securities exchange, the fair market value per Share shall be as determined in good faith by the Board of Directors or the Committee, as the case may be.  The Board of Directors is authorized to adopt another fair market value per Share pricing method, provided such method is stated in the applicable award agreement, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code and the regulations promulgated thereunder.

For purposes of this Plan, the determination by the Board of Directors or the Committee, as the case may be, of the fair market value of a Share shall be conclusive.

3.      Term of Options and Limitations on the Right of Exercise.  The term of each option will be for such period as the Board of Directors or the Committee, as the case may be, shall determine, provided that, except as otherwise provided herein, in no event may any option granted hereunder be exercisable more than 10 years from the date of grant of such option (five years in the case of an Incentive Option granted to a 10% Shareholder).  Each option shall become exercisable in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the agreement related to the grant of options.  To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.  Stock options may provide for acceleration of exercisability in the event of the death, disability or retirement of the optionee.

The Board of Directors or the Committee, as the case may be, shall have the right to limit, restrict or prohibit, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any option granted hereunder.

To the extent that an option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

4.      Exercise of Options.  Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Company’s stock plan administration group, Wells Fargo Bank, NA, or such other nominee as may be selected by the Company, specifying the number of Shares to be purchased, accompanied by payment therefore made to the Company for the full purchase price of such Shares or in such other manner as the Company may direct or as provided in the applicable option agreement.

Upon the exercise of an option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an option may, to the extent permitted by applicable law, exercise an option in whole or in part, by any method permitted by the Committee.

Notwithstanding the foregoing, the Company, in its sole discretion, may establish cashless exercise procedures whereby an option holder, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an option or a portion thereof without making a direct payment of the option price to the Company, including a program whereby option shares would be sold on behalf of and at the request of an option holder by a designated broker and the exercise price would be satisfied out of the sale proceeds and delivered to the Company.  If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any option holder wishing to utilize the cashless exercise program.

If an option granted hereunder shall be exercised by the legal representative of a deceased option holder or former option holder or by a person who acquired an option granted hereunder by bequest or inheritance or by reason of the death of any option holder or former option holder, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such option.

5.      Nontransferability of Options.  An Incentive Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Incentive Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.  Except as determined by the Board of Directors or the Committee, as the case may be, or otherwise provided in the applicable option agreement, a NQSO granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), or for the benefit of any immediate family member of the option holder; provided that only gratuitous transfers of options shall be permitted.  The option of any person to acquire Shares and all his rights thereunder shall terminate immediately if the holder: (a) attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any other person except as permitted above; or (b) becomes insolvent or bankrupt or becomes involved in any matter so that the option or any rights thereunder becomes subject to being taken from him to satisfy his debts or liabilities.

6.      Termination of Employment or Service.  Except as set forth in Article VII, unless otherwise specified by the Board of Directors or the Committee, as the case may be, upon termination of employment of any option holder who was an employee of the Company or its subsidiaries, any option previously granted to such option holder, shall, to the extent not theretofore exercised, be cancelled and become null and void, and all of the option holder’s rights thereunder shall terminate provided that:

(a)           if the employee option holder shall die while in the employ of the Company or any subsidiary of the Company, and at a time when such employee was entitled to exercise an option as herein provided, his estate or the legatees or distributees of his estate or of the option, as the case may be, of such option holder, may, within three years following the date of death, but not beyond that time and in no event later than the expiration date of the option, exercise such option, to the extent not theretofore exercised, in respect of any or all of such number of Shares which the option holder was entitled to purchase;

(b)    if an employee option holder terminates his or her employment by reason of taking retirement with the Company or a subsidiary on or after the attainment of “normal retirement age” under the Company’s Employees Retirement Plan, or disability (as described in Section 22(e)(3) of the Code and in the Company’s Employees Retirement Plan), and at a time when such employee was entitled to exercise an option as herein provided, the optionee shall have the right to exercise such option up to the earlier of (i) three years following the date of retirement or disability and (ii) the expiration of the option; and

(c)    if an employee option holder terminates his or her employment by reason of taking retirement with the Company or a subsidiary prior to the attainment of “normal retirement age” under the Company’s Employees Retirement Plan, and at a time when such employee was entitled to exercise an option as herein provided, the optionee shall have the right to exercise such option up to the earlier of (i) 90 days following the date of retirement and (ii) the expiration of the option.

Any options granted to a Non-employee Director of the Company shall terminate on the earliest to occur of the following:

(i)           Subject to Article VII, three years after the date on which the optionee ceases to be a member of the Board of Directors (during which period the option shall be exercisable only to the extent exercisable on the date of such cessation); and

(ii)10 years after the date on which the option was granted.

Any options issued or outstanding on or after December 31, 2004 shall continue to vest in accordance with their terms (for up to one full year, in the case of Non-employee Directors) if the option holder terminates his or her employment with the Company or any of its subsidiaries or, in the case of Non-employee Directors, ceases to be a director on or after attaining “normal retirement age” under the Company’s Employee Retirement Plan (for this purpose, service on the Board of Directors shall be deemed service under the Company’s Employee Retirement Plan).

In no event shall any person be entitled to exercise any option after the expiration of the period of exercisability of such option as specified in the applicable award agreement.

For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an “employee” of such corporation for purposes of Section 422(a) of the Code.

A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary of the Company or (ii) the transfer of an employee from employment by a subsidiary of the Company to employment by the Company or by another subsidiary of the Company.

7.      Maximum Allotment of Incentive Options.  If the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and any parent or any subsidiary of the Company) exceeds $100,000, any options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as NQSOs.

VI.	PERFORMANCE SHARE AWARDS

1.      General.  Performance Share awards may be granted alone or in addition to any other awards granted under the Plan.  The provisions of Performance Share awards need not be the same with respect to each recipient.  Performance Share awards granted under the Plan shall be in such form as the Board of Directors or the Committee, as the case may be, may from time to time approve.  Each grant of a Performance Share award shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Board of Directors or the Committee, as the case may be, and accepted by the recipient, which agreement may be in an electronic medium.  Such agreement shall describe the Performance Share award and state that such award is subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve.  Each Performance Share awarded under the Plan shall entitle the grantee to receive one Share upon vesting of such Performance Share.

2.      Restrictions.  Each Performance Share award shall vest upon (A) the passage of time, if any, and/or (B) the attainment by the Company of specified performance objectives.  Company performance objectives may be expressed in terms of (i) earnings per share, (ii) pre-tax profits (either on the Company or business unit level), (iii) net earnings or net worth, (iv) return on equity or assets, (v) any combination of the foregoing, or (vi) any other standard or standards deemed appropriate by the Board of Directors or the Committee, as the case may be, at the time the award is granted.  Such time periods (the “Performance Period”) and performance objectives shall be set by the Board of Directors or the Committee, as the case may be, in its sole discretion.

Performance Share awards shall become vested in a recipient upon the lapse of the Performance Period, if any, and/or the attainment of the associated performance objectives set forth in the agreement between the recipient and the Company.  Performance Share awards shall vest in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the agreement related to the granting of the Performance Share awards.  The agreement evidencing the Performance Share awards may provide for acceleration of vesting in the event of the death, disability or retirement of the recipient.

3.      Stock Certificate.  No stock certificates shall be issued to the recipient with respect to Performance Share awards until such time as the Performance Share awards vest.

4.      Treatment of Dividends.  If any ordinary cash dividends are declared or paid on Shares, the record date of which is prior to the forfeiture or the vesting of Performance Share awards, the holder of the Performance Share awards shall be entitled to receive an amount equal to the amount of the per Share dividend declared for each Performance Share.  Such dividends shall be paid to such recipients at the same time and in the same manner as dividends are paid to stockholders of the Company; provided that if a Performance Share award is subject to performance objectives, any dividends shall be paid only when and to the extent the Performance Shares are earned and paid.

5.      Nontransferability.  Subject to the provisions of this Plan and the applicable agreement, during the period when the Performance Shares have not vested, the recipient shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Performance Shares awarded under the Plan.

6.      Shareholder Rights.  The recipient shall have no rights with respect to the Performance Shares or any Shares related thereto until they have vested, including no right to vote the Performance Shares or such Shares, other than the right to receive dividends as set forth in the Plan.

7.      Termination of Employment.  Subject to the provisions of Paragraph 2 above, all unvested Performance Shares shall be forfeited upon termination of employment.

VII.	CHANGE OF CONTROL

Notwithstanding anything to the contrary contained herein, upon a Change of Control (as defined below) of the Company, (i) all options shall immediately vest and become exercisable in full during the remaining term thereof, and shall remain so, whether or not the option holder to whom such options have been granted remains an employee of the Company or its subsidiaries, and (ii) the restrictions applicable to any or all Performance Share awards shall lapse and such awards shall be fully vested.

In the event of certain transactions such as those involving a change in the composition of the Board of Directors, sale of the Company’s shares of capital stock or assets, reorganization, merger, liquidation, etc., the Board of Directors, in its sole discretion, may, but is not required to, deem such event to be a “Change of Control.”  Notwithstanding the foregoing, a Change of Control shall be deemed to have occurred upon the occurrence of any of the following events:

(a)           any person (which shall mean and include an individual, corporation, partnership, group, association or other “person”, as such term is used in Sections 13 and 14 of the Exchange Act) which theretofore beneficially owned less than 20% of the Shares then outstanding, acquires Shares in a transaction or series of transactions, not previously approved by the Board of Directors, that results in such person directly or indirectly owning at least 20% of the Shares then outstanding; or

(b)           the individuals who, as of the effective date of the Plan, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this clause (b), be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, or such successor rule or provision) or other actual or threatened solicitation of proxies or consents by or on behalf of a "person" other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

Notwithstanding anything herein to the contrary, no Change of Control (only with respect to the particular option holder or award grantee referred to therein in the case of (A)) shall be deemed to have occurred by virtue of any event which results from the acquisition, directly or indirectly, of 20% or more of the outstanding Shares by (A) the option holder or Performance Share recipient or a person including the option holder or Performance Share recipient, (B) the Company, (C) a subsidiary of the Company, or (D) any savings, pension or other employee benefit plan of the Company or of a subsidiary, or any entity holding securities of the Company recognized, appointed, or established by the Company or by a subsidiary for or pursuant to the terms of such plan.

VIII.	PURCHASE FOR INVESTMENT

Except as hereafter provided, the Company may require the recipient of Shares pursuant to an option or award granted hereunder, upon receipt thereof, to execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder’s own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.  The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Act) if the Shares being reoffered are registered under the Act and a prospectus in respect thereof is current.

IX.	ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to a grant hereunder and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares upon exercise of an option or grant of Performance Share awards, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states).

All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

X.	WITHHOLDING TAXES

An employee exercising an Option or acquiring Shares pursuant to the vesting of Performance Shares may elect to have Shares withheld by the Company in order to satisfy tax obligations.  The amount of such Shares shall not be less than nor exceed such number as determined by the Committee as appropriate to avoid the award being subject to variable accounting under Accounting Principle 25 or treatment as a liability award under Financial Accounting Standard 123R.  Any such election shall be made pursuant to a written notice signed by the employee.  The Company may require an employee exercising an NQSO or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code) or acquiring Shares pursuant to Performance Share awards to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of Shares.  In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the employee upon such terms and conditions as the Board of Directors or the Committee, as the case may be, shall prescribe.  Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Article X or impose such other restrictions or limitations as may be necessary to ensure that the withholding transactions described above will be exempt transactions under Section 16(b) of the Exchange Act.

With respect to withholding required hereunder, an optionee or holder of a Performance Share award may elect, subject to the approval of the Board of Directors or the Committee, as the case may be, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a fair market value (as determined under the provisions of Article V, Paragraph 2) on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All such elections shall be irrevocable, made in writing, signed by the optionee or holder, and shall be subject to any restrictions or limitations that the Board of Directors or the Committee, as the case may be, in its sole discretion, deems appropriate.

If an optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such optionee pursuant to the exercise of an Incentive Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the optionee pursuant to such exercise, the optionee shall, within 10 days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

XI.	DEFERRAL

The Board of Directors or the Committee, as the case may be, may permit an optionee or holder of Performance Share awards to defer such individual’s receipt of Shares that would otherwise be due to such optionee or holder by virtue of the exercise of an option or the lapse of restrictions with respect to Performance Share awards.  If any such deferral election is required or permitted, the Board of Directors or the Committee, as the case may be, shall, in its sole discretion, establish rules and procedures for such deferrals.  The Committee may provide for such provisions as it deems necessary with respect to an award, including after it is granted, to prevent the award from being subject to or violating the requirements of Section 409A of the Code.

XII.	LISTING OF SHARES AND RELATED MATTERS

If at any time the Board of Directors or the Committee, as the case may be, shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.  Notwithstanding the foregoing, none of the Company, the Committee or the Board of Directors shall be obligated to list, register, qualify or otherwise seek an exemption from the foregoing with respect to the Shares.

XIII.	AMENDMENT OF THE PLAN

    The Board of Directors or the Committee, as the case may be, may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of Shares which may be issued under the Plan (other than an increase resulting from an adjustment provided for in Article II), (ii) modify the provisions of the Plan relating to eligibility, (iii) materially increase the benefits accruing to participants under the Plan, (iv) extend the maximum period of the Plan or (v) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Global Select Market or, if the Shares are not traded on the NASDAQ Global Select Market, the principal national securities exchange upon which the Shares are traded or quoted.  The Board of Directors or the Committee, as the case may be, shall be authorized to amend the Plan and the awards granted hereunder to permit the Incentive Options granted hereunder to qualify as incentive stock options within the meaning of Section 422 of the Code (or such successor provision) and to comply with Rule 16b-3 of the Exchange Act.  The rights and obligations under any option or award granted before amendment of the Plan or any unexercised portion of such option shall not be adversely affected by amendment of the Plan or the option without the consent of the holder of the option or the award.

XIV.	TERMINATION OR SUSPENSION OF THE PLAN

The Board of Directors or the Committee, as the case may be, may at any time suspend or terminate the Plan.  The Plan, unless sooner terminated by action of the Board of Directors or the Committee, as the case may be, shall terminate as provided in Article XVII.  An option or award may not be granted while the Plan is suspended or after it is terminated.  Rights and obligations under any option or award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the option or award was granted.  The power of the Board of Directors or the Committee, as the case may be, to construe and administer any options and awards granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

XV.	GOVERNING LAW

    The Plan, such options and awards as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

XVI.	PARTIAL INVALIDITY

The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

XVII.	COMPLIANCE WITH SECTION 409A OF THE CODE

To the extent applicable, it is intended that this Plan and any options or awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to participants in the Plan.  This Plan and any options or awards granted hereunder shall be administered in a manner consistent with this intent.  Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Neither a participant in the Plan nor any of a participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and options or awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant in the Plan or for a participant’s benefit under this Plan and options or awards hereunder may not be reduced by, or offset against, any amount owing by a participant in the Plan to the Company or any of its affiliates.

If, at the time of a participant’s separation from service (within the meaning of Section 409A of the Code), (i) the participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of the first business day of the seventh month after such six-month period or death.

Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and options or awards granted hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a participant in the Plan shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant or for a participant’s account in connection with this Plan and options or awards hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes or penalties.

Notwithstanding anything in this Plan or any award agreement to the contrary, to the extent any provision of this Plan or an award agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of a Change of Control, then such payment shall not be made unless such Change of Control satisfies the requirements for a change in the ownership or effective control of the Company under Section 409A of the Code.  Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change of Control.

XVIII.	EFFECTIVE DATE, DURATION OF THE PLAN

The Plan shall become effective on the date it is approved by the Company’s stockholders, and shall remain in effect, subject to the provisions of Article VII, until terminated by the Board of Directors.  In no event may any options or Performance Shares be granted under the Plan on or after the tenth anniversary of the date the Plan is approved by the Company’s stockholders; provided, however, that the term of previously granted Options and Performance Shares may extend beyond that date.